Exhibit 99.2

YUM! BRANDS, INC. PRICES $2.3 BILLION SECURITIZED FINANCING FACILITY

LOUISVILLE, KY — May 5, 2016 — Yum! Brands, Inc. (NYSE: YUM), the parent company of KFC, Pizza Hut and Taco Bell, today announced that it and certain affiliates have entered into a purchase agreement (the “Purchase Agreement”) under which a special purpose subsidiary of Taco Bell (the “Issuer”) has agreed to issue and sell $800 million of the Issuer’s Series 2016-1 3.832% Fixed Rate Senior Secured Notes, Class A-2-I (the “Class A-2-I Notes”), $500 million of its Series 2016-1 4.377% Fixed Rate Senior Secured Notes, Class A-2-II (the “Class A-2-II Notes”), and $1 billion of its Series 2016-1 4.970% Fixed Rate Senior Secured Notes, Class A-2-III (the “Class A-2-III Notes” and, together with the Class A-2-I Notes and the Class A-2-II Notes, the “Notes”).  Interest will be payable on the Notes quarterly.  The legal final maturity date of the Notes will be in May of 2046, but the anticipated repayment dates of the Class A-2-I Notes, the Class A-2-II Notes and the Class A-2-III Notes will be 4, 7 and 10 years, respectively.  The Issuer also intends to enter into a purchase agreement under which it will issue $100 million of Series 2016-1 Class A-1 Notes which will allow the Issuer to borrow amounts from time to time on a revolving basis.

The Notes are expected to be issued by the Issuer in a privately placed securitized transaction.  The Issuer will own substantially all of the U.S. franchising assets of Taco Bell and will use cash flows generated from these assets to make interest and principal payments on the Notes.

The Company expects to use the proceeds from the expected sale of the Notes to pay down the entire outstanding balance of $2.0 billion of its unsecured term loan facility (the “Bridge Facility”).  The remaining proceeds will be primarily used for costs associated with this transaction and general corporate purposes, including return of capital to shareholders.  Utilizing the securitization market for the first time is a landmark event for YUM, and the Company is pleased with both the $2.3 billion facility size and the attractive blended interest rate of 4.445%.  This transaction is consistent with the Company’s previously announced strategy to optimize its capital structure and return $6.2 billion of capital to shareholders between October 2015 and the separation of its China business, which is on track to be completed by the end of 2016.  The closing of the sale of the Notes is expected on May 11, 2016, subject to the satisfaction of various closing conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security.  The Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Yum! Brands, Inc., based in Louisville, Kentucky, has nearly 43,000 restaurants in more than 130 countries and territories.  Yum! is ranked #228 on the Fortune 500 List with revenues of over $13 billion in 2015 and is one of the Aon Hewitt Top Companies for Leaders in North America.  The Company’s restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories.  Worldwide, the Yum! Brands system opens over six new restaurants per day on average, making it a leader in global retail development.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213

Tel 502 874-8300 • Website www.yum.com/investors

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology.  These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct.  Forward-looking statements reflect our current expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding the intended capital return to shareholders as well as the related borrowing required to fund such capital return, the planned separation of the Yum! Brands and Yum! China businesses, the timing of any such separation, the future earnings and performance as well as capital structure of Yum! Brands, Inc. or any of its businesses, including the Yum! Brands and Yum! China businesses on a standalone basis if the separation is completed.  Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements.  We cannot assure you that any of our expectations, estimates or projections will be achieved.  The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.  Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to return capital to shareholders at the times and in the amounts currently anticipated, if at all, as well as the corresponding costs of borrowing to fund such capital return as well as other costs; whether the separation of the Yum! Brands and Yum! China businesses is completed, as expected or at all, and the timing of any such separation; whether the operational and strategic benefits of the separation can be achieved; whether the costs and expenses of the separation can be controlled within expectations, including potential tax costs; as well as other risks.  In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements.  All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.  You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report or Form 10-K) for additional detail about factors that could affect our financial and other results.

Analysts are invited to contact:

Steve Schmitt, Vice President, Investor Relations & Corporate Strategy, at 888/298-6986

Elizabeth Grenfell, Director, Investor Relations, at 888/298-6986

Members of the media are invited to contact:

Virginia Ferguson, Director, Public Relations, at 502/874-8200